UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 30, 2015

ARC Document Solutions, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32407	20-1700361

(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1981 N. Broadway, Walnut Creek, California	94596

(Address of Principal Executive Offices)	(Zip Code)

(925) 949-5100
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 30, 2015, ARC Document Solutions, Inc. (the “Company”) announced the departure of John Toth, the current Chief Financial Officer of the Company, effective January 30, 2015 (the “Departure Date”). Mr. Toth will continue to fulfill his position with the Company until the Departure Date, and thereafter will advise the Company on certain financial matters pursuant to the terms of an Independent Consulting Agreement, effective as of February 2, 2015 (the “Consulting Agreement”), between Mr. Toth and the Company. Pursuant to the terms of the Consulting Agreement, Mr. Toth with serve as a consultant to the Company until April 30, 2015, and the Company will pay Mr. Toth a fee of $15,000 for services rendered by Mr. Toth during the term of the agreement. The Consulting Agreement may be terminated by either Mr. Toth or the Company at any time, without cause, by giving 30 days written notice to the other party.
On January 30, 2015, the Company also announced the Board of Director’s decision to appoint Mr. Jorge Avalos as Chief Financial Officer of the Company, effective February 1, 2015. Mr. Avalos currently serves as Chief Accounting Officer and Vice President Finance of the Company, positions he has held since April 14, 2011. Mr. Avalos joined the Company in June 2006 as the Company’s Director of Finance and became the Company’s Corporate Controller in December 2006 and Vice President, Corporate Controller in December 2010. From March 2005 through June 2006, Mr. Avalos was employed with Vendare Media Group, an online network and social media company, as its controller. From September 1998 through March 2005, Mr. Avalos was employed with PricewaterhouseCoopers LLP, a global professional services firm focusing on audit and assurance, tax and advisory services, and left PricewaterhouseCoopers LLP as an assurance manager.
In connection with his promotion to Chief Financial Officer, Mr. Avalos has entered into an Amended and Restated Executive Employment Agreement, dated as of February 1, 2015 (the “Employment Agreement”), between Mr. Avalos and the Company. The term of the Employment Agreement ends upon the earlier of Mr. Avalos’ death, disability, resignation or termination by the Company. During the term of his employment as Chief Financial Officer, Mr. Avalos will receive an annualized base salary of $310,000 and will be eligible to receive a cash bonus payment at a target level not to exceed 80% of his then-current base salary. Mr. Avalos’ bonus will be contingent upon the achievement of performance criteria to be established by the Company’s Chief Executive Officer and approved by the Compensation Committee of the Company’s Board of Directors. In connection with his appointment as Chief Financial Officer, Mr. Avalos will receive a one-time grant of 20,000 restricted shares of the Company’s common stock, which shall vest in equal installments of twenty-five percent (25%) on each of the first four anniversaries of the date of grant, subject to Mr. Avalos’ continued employment with the Company on each vesting date.
Mr. Avalos is entitled to certain payments upon termination:

•
Termination Without Cause or Resignation with Good Reason. If Mr. Avalos is terminated without cause or resigns with good reason (each as defined in the Employment Agreement), Mr. Avalos will be paid any earned but unpaid salary and benefits and will receive for one year (the “Severance Period”) after such termination or resignation, a severance payment equal to the sum of his annual base salary, plus continuation of coverage under the Company’s group insurance plans during the Severance Period. Additionally, any unvested stock options, restricted stock or similar rights shall become vested and immediately exercisable.

•
Termination For Cause or Resignation without Good Reason; Other Than For Death or Disability. If, during the term of the Employment Agreement, the Company terminates Mr. Avalos’ employment for cause or Mr. Avalos’ resigns without good reason (each as defined in Mr. Avalos’ Employment Agreement) and in either case the termination of Mr. Avalos’ employment is not because of his death or disability, Mr. Avalos will be entitled to earned but unpaid salary and benefits, but will not be entitled to any additional payments or benefits pursuant to his Employment Agreement.

•
Termination due to Death or Disability. If Mr. Avalos’ employment is terminated due to death or disability, he will be paid any earned but unpaid salary and benefits and his family will receive coverage under the Company’s group insurance plans for a period of 12 months after the termination of employment.

•
Other Obligations. For the duration of his employment and upon termination thereof, Mr. Avalos will be subject to standard confidentiality, non-disclosure and similar obligations described in his Employment Agreement. Moreover, Mr. Avalos will be required to sign a waiver and release of all claims against the Company prior to receiving the severance benefits described in his Employment Agreement.

There are no family relationships among Mr. Avalos and any of our directors or executive officers and, other than as set forth herein, there are no arrangements or understandings between Mr. Avalos and any other persons pursuant to which Mr. Avalos was appointed as an executive officer of the Company. There have been no transactions or proposed transactions regarding Mr. Avalos that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.
The foregoing descriptions of the Consulting Agreement and the Employment Agreement do not purport to be complete, and are qualified in their entirety by the full text of the Consulting Agreement, attached hereto as Exhibit 10.1, and the Employment Agreement attached hereto as Exhibit 10.2, respectively, each of which is incorporated by reference herein.

Item 7.01.    Regulation FD Disclosure.

On January 30, 2015, the Company issued a press release announcing the management changes described in Item 5.02 of this Form 8-K. A copy of the Company's press release is furnished with this Form 8-K and attached hereto as Exhibit 99.1. The information in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act and shall not be deemed incorporated by reference into any filing under the Securities Act.

Item 9.01.    Financial Statements and Exhibits.

(d)     Exhibits.

10.1	Independent Consulting Agreement effective February 2, 2015, by and between ARC Document Solutions, Inc. and John Toth.

10.2	Amended and Restated Executive Employment Agreement, dated February 1, 2015, by and between ARC Document Solutions, Inc. and Jorge Avalos.

99.1	ARC Document Solutions, Inc. Press Release, dated January 30, 2015.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 30, 2015	ARC DOCUMENT SOLUTIONS, INC.
	By:	/s/ D. Jeffery Grimes
D. Jeffery Grimes
Vice President, Senior Corporate Counsel and Corporate Secretary